Exhibit 10.8


         THIS INDENTURE, made the 13th day of August, 1997 between TOWN OF MOREAU, grantor, a municipal corporation organized under the laws of the State of New York having its offices at Town Office Building, Box 1349, South Glens Falls, New York 12803, (hereafter referred to as Grantor) and Spurlock Adhesives Incorporated, a Virginia corporation with an address of P.O. Box 8 Waverly, Virginia 23890, grantee.

         WITNESSETH, that the grantor, in consideration of One Dollars, lawful money of the United States, paid by the grantee, does hereby grant and release unto the grantee, its successors, and assigns forever,

         ALL that tract or parcel of land situate in the Town of Moreau, County of Saratoga and State of New York more fully described as Lot Number 2 as shown on subdivision maps of Moreau Industrial Park prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office on March 18, 1992 in drawer #M-348 A-Z and AA-DD; and as modified by revised subdivision maps of Moreau Industrial Park prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office on February 16, 1994 and drawer #M-398, A-S.

         SUBJECT to all other easements, restrictions and reservation of record.

         ALSO SUBJECT to a requirement that should the premises herein contain waters of the United States, which includes wetlands, the Grantee herein shall be required to contact the U.S. Army Corps of Engineers to determine if any additional authorization is required prior to Grantee undertaking any jurisdictional activities. Said requirement is made pursuant to a special condition of a U.S. Army Corps of Engineers Permit, Application No.
92-08860-YN issued New York District on March 1, 1993.

         TOGETHER with the appurtenances and all the estate and rights of the grantor in and to said premises.

         TO HAVE AND TO HOLD the premises herein granted unto the grantee, its successors and assigns forever.

         This deed is subject to the trust provisions of Section 13 of the Lien Law.

         AND the said grantor covenants that it has not done or suffered any thing whereby the said premises have been encumbered in any way whatever.

         IN WITNESS WHEREOF, the grantor has caused its corporate seal to be hereunto affixed, and these presents to be signed by its duly authorized officer the day and year first above written.

                                 TOWN OF MOREAU



                                 By:  /s/ Harry G. Gutheil, Jr.
                                      -------------------------
                                 Its: Town Supervisor





STATE OF NEW YORK )
                  ) ss.:
COUNTY OF SARATOGA)

         On this 13 day of August, 1997, before me personally came Harry G. Gutheil, Jr. to me known, who being by me duly sworn, did depose and say that he resides at 21 Spring Street, South Glens Falls, ____________, New York; that he is the Supervisor of the Town of Moreau, the municipal corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the members of such municipal corporation.

                                  /s/ Jeanne M. Fleury
                                  --------------------------------
                                  Notary Public, State of New York

                                          Jeanne M. Fleury
                                  Notary Public, State of New York
                                              #4688448
                                    Qualified in Saratoga County
                                     Commission Expires 4/30/98